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                                                                     Exhibit 23


CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Netpliance, Inc.:


     We consent to incorporation by reference in the Registration Statement (No. 333-35146), on Form S-8 of Netpliance, Inc. of our report dated March 23, 2001, related to the balance sheets of Netpliance, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000 and the period from January 12, 1999 (inception) through December 31, 1999, which report appears in the December 31, 2000 annual report on Form 10-K of Netpliance, Inc.




                                            /s/ KPMG LLP



Austin, Texas
March 26, 2001